Exhibit 10.32

Steven Baert
Chief People Officer
GE Vernova Inc.

This letter is provided in English for convenience. A French version will be provided separately. In the event of any discrepancy, the French version shall prevail.

To: Philippe Piron
Date: January 16, 2026

Dear Philippe,

I am writing to you in connection with your designation by the Board of Directors of GE Vernova Inc. (“Company”) as an ”executive officer” of the Company for purposes of Item 401(b) of Regulation S-K and as that term is defined Rule 3b-7 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and an “officer” of the Company for purposes of Section 16 of the Act. These designations are in addition to, and separate from, your existing positions as the CEO of the Company’s Electrification Systems business with its Electrification segment and President and CEO of GE Energy Power Conversion Group s.a.s. (as set out in your original employment agreement signed on 19 September 2020 with GE Energy Power Conversion Group s.a.s. the “Employment Contract”). Your current terms and conditions of employment continue to apply. For clarity, some key terms related to your financial compensation are set out below.

Salary:	A gross monthly salary of 70,833.33 Euros, payable in 12 equal monthly installments.
Annual Incentive Plan (“AIP”):
You are eligible to participate in our discretionary AIP, subject to the terms of the plan as in place from time to time. For 2026, your AIP Individual Target (as defined in the AIP) is 100% of your base salary. Payments are made in the Company’s discretion and are typically based on business performance and individual performance, in each case including risk management and compliance.

Annual Long-Term Incentive Grant:
The target grant value of your next annual equity award is expected to be $2,500,000 (US Dollars). This award is expected to be granted in 2026 under, and subject to the terms of, the Company’s 2024 Long-Term Incentive Plan (“LTIP”). LTIP awards are typically granted in March each year, with the award type and terms determined by and subject to the approval of the Compensation and Human Capital Committee of the Company’s Board of Directors (the “Committee”).

Steven Baert
Chief People Officer
GE Vernova Inc.

Severance:
You will be entitled to receive severance commensurate with that paid to eligible executives who report to the CEO of the Company, meaning that in the case of a Qualifying Termination (as defined in the Plan), you will receive a gross cash payment equivalent to 1.5 x the aggregate of (i) your annual base pay, and (ii) your annual target bonus 18 months of your base salary. Additionally, you will receive a lump sum cash payment equal to a pro-rated bonus amount calculated based on actual performance during the year of termination.

Benefits
You are also eligible to participate in the Company’s benefit plans, including:
•Due to multi-country tax complexities, you are entitled to reimbursement of up to $65,000 (US dollars) annually for financial planning services;
•The standard benefits in France as they relate to a car or transportation allowance, as are in place from time to time; and
•Any other perquisites approved by the Committee for the Company’s senior executives, including executive officers.

All aspects of these and other benefits are governed by the terms of the applicable plan or program as in place from time to time, which you understand may be changed by the Company at any time without advance notice.

Restrictive Covenants. As you are aware, under the terms of the GE Vernova Long Term Incentive Plan in which you participate, you are subject to certain post termination non-solicitation and non-competition restrictions which are considered appropriate and necessary taking into account the seniority of your roles and the scope of your duties. For the sake of good order, I attach a French language version of those restrictions, refined as necessary to ensure compliance with local laws, and now including additional compensation for you in respect of the period during which the restrictions apply. I would be grateful if you could sign and return the attached document to me so that we have a fully executed version on record.
Confidentiality. You acknowledge that you will have access to and become acquainted with proprietary and confidential information, which may include trade secrets, regarding the Company, its affiliates and its customers that constitutes a valuable asset of the Company and that is not available to the public. You agree that you will not use or disclose that confidential information, either during or after the termination of your employment, for any reason other than in the performance of your job and for the benefit of the Company and its affiliates. You have signed the company’s Employee Invention and Proprietary Information Agreement as part

Steven Baert
Chief People Officer
GE Vernova Inc.

of the on-boarding process and abide by the terms of that Agreement. Notwithstanding the foregoing, nothing herein prohibits or restricts you from communicating with government or regulatory entities, legislative entities, or self-regulatory organizations without notice to or approval from the Company about possible violations of law.

Except to the extent they are inconsistent with the terms set put above (in which case the above terms will prevail) all other terms and conditions of your employment remain as stated in the Employment Contract.
Philippe, if you have any questions, please feel free to contact me.

Sincerely,
/s/ Steven Baert
Steven Baert

Please signify your agreement to this letter and the Annex attached hereto:

/s/ Philippe Piron        January 16, 2026
Signature        Date

Steven Baert
Chief People Officer
GE Vernova Inc.

Le présent avenant au contrat de travail du 19 septembre 2020 définit les clauses restrictives applicables compte tenu de vos fonctionelles actuelles de Chief Executive Officer d'Electrification Systems et de Président & CEO de GE Power Conversion Group s.a.s. au sein du Groupe GE Vernova.

Article unique – Clauses restrictives

Vous reconnaissez que votre position au sein de la Société et du Groupe GE Vernova, notamment en qualité de Chief Executive Officer d’Electrification Systems et de Président & CEO de GE Energy Power Conversion Group s.a.s. vous donne accès et vous fait bénéficier d’informations confidentielles importantes pour l’activité de la Société et le groupe GE Vernova et vous permet notamment d’avoir une influence sur ses clients et partenaires commerciaux. Vous vous engagez envers la Société et le groupe GE Vernova de la façon suivante :

Clause de non-concurrence

Compte tenu de vos fonctions susmentionnées, vous vous engagez à ne pas :
– entrer, à quelque titre que ce soit, au service d'une entreprise ou d'une activité concurrente de toute société ou activité du groupe GE Vernova à l'égard de laquelle, au cours des 24 mois précédant la cessation de votre contrat de travail, (i) vous avez été impliqué de manière significative ou (ii) vous avez eu accès à des informations confidentielles relatives à cette activité, ses fournisseurs et/ou ses clients ;
- vous intéresser directement ou indirectement à une entreprise ou activité concurrente de toute société ou activité du groupe GE Vernova dans les conditions définies ci-dessus, à quelque titre ou de quelque manière que ce soit et, notamment, en tant que travailleur non salarié, entrepreneur individuel, associé, mandataire social, actionnaire, etc.
- réaliser une action de démarchage portant directement ou indirectement sur la clientèle de toute société du groupe GE Vernova avec laquelle, au cours des 24 mois précédant la cessation de votre contrat de travail, vous étiez activement impliqué ou vous avez eu accès à des informations confidentielles ;
– réaliser une action visant le détournement de la clientèle de toute société du groupe GE Vernova dans les mêmes conditions, sous peine de vous exposer aux sanctions prévues par la législation en matière de concurrence déloyale.

Steven Baert
Chief People Officer
GE Vernova Inc.

La présente interdiction s’applique :
- pendant la durée de votre contrat de travail, et pendant une période de 12 mois à compter de la date effective de départ de la Société (date de fin de préavis si vous effectuez votre préavis ou date de notification de la rupture en cas de dispense de préavis). Conformément à la convention collective applicable, cette période initiale d’interdiction pourra faire l’objet d’un renouvellement, pour une durée totale n’excédant pas deux ans, par accord exprès entre les parties qui devra intervenir avant le terme de la période initiale
- au secteur géographique suivant : à l'échelle mondiale, dans tous les pays où le groupe GE Vernova exerce ou a exercé des activités au cours des 24 mois précédant la cessation de votre contrat de travail.

Pendant toute la durée des obligations de non-concurrence et de non-sollicitation prévues ci-dessus, vous percevrez une contrepartie financière d’un montant brute égal à 50% de votre salaire annuel.

La Société se réserve toutefois le droit de vous libérer de la présente obligation de non-concurrence conformément aux dispositions de la convention collective applicable dans un délai 8 jours calendaires à compter de la notification de la rupture du contrat de travail quel que soit l’auteur de cette notification. Dans cette hypothèse, la contrepartie financière prévue ci-dessus ne sera pas due.

Obligation de non-débauchage des salariés

Vous vous engagez pendant la durée de votre contrat de travail et pour une durée de 12 mois suivant la fin effective de votre contrat et quel que soit le motif de votre départ, à vous abstenir, sauf accord préalable et écrit de la Société de :

- faire ou tenter de faire une proposition d'embauche et/ou d'inciter directement ou indirectement un autre salarié de toute société du groupe GE Vernova avec lequel vous aurez été en relation dans le cadre de vos fonctions à quitter son emploi au sein de la Société ou au sein de l’une des sociétés du groupe GE Vernova, que ce départ constitue ou non un départ à l’initiative du salarié débauché, et que ce soit pour votre propre compte ou pour le compte de ou en collaboration avec un tiers,
- employer directement ou recommander ou être à l'origine du recrutement d'un salarié ou d'un mandataire social de toute société du groupe GE Vernova dont le départ, vu

Steven Baert
Chief People Officer
GE Vernova Inc.

son ancienneté, son expertise et ses relations avec les clients, porterait préjudice à la Société ou à toute entité du groupe GE Vernova.

Sans préjudice de vos obligations de confidentialité à l’égard de la Société ou du groupe GE Vernova, vous vous engagez également à vous abstenir dans les mêmes conditions, de divulguer à un tiers (notamment, et sans que cette liste soit exhaustive, à toute entreprise commerciale ou cabinet de recrutement) des informations non-publiques et des données personnelles (telles que notamment les évaluations de performance, qualifications, expériences, …) concernant un salarié de la Société ou de GE Vernova avec lequel vous aurez été en relation dans le cadre de vos fonctions.

STEVEN BAERT, CHIEF PEOPLE OFFICER, GE VERNOVA

/s/ Steven Baert
Signature        Date

Je déclare avoir pris connaissance des conditions ci-dessus et les accepte

PHILIPPE PIRON

/s/ Philippe Piron        16 January 2026
Signature        Date